Exhibit 99.1
                                                                    ------------
N E W S   R E L E A S E

90 Park Avenue
New York, NY  10016

[GREENPOINT FINANCIAL LOGO]


For Release:
Thursday January 3, 2002

Contact:
Richard Humphrey, 212-834-1201
rhumphrey@greenpoint.com
------------------------


                    GREENPOINT EXITS MANUFACTURED HOUSING LENDING AND
                          ANNOUNCES EARNINGS ESTIMATES

New York, January 3 --- GreenPoint Financial Corp. (NYSE: GPT) today announced that it is exiting the manufactured housing lending business.


GreenPoint Credit, the Company's manufactured housing finance subsidiary, will honor existing commitments to fund approved loans, but will not approve or process any new loan applications. GreenPoint will honor all existing servicing contracts. In conjunction with this decision, GreenPoint expects to sell approximately $850 million of manufactured housing loans currently on its balance sheet as held for investment and held for sale.


"We have determined that the expected returns, the necessary level of capital support and the inherent earnings volatility do not justify staying in the manufactured housing finance business," said Thomas S. Johnson, Chairman and Chief Executive Officer of GreenPoint Financial. "We have made a significant adjustment to the valuation of our retained interests in manufactured housing loan securitizations, and we are very confident that this adjustment will be fully adequate to cover future losses, and that no further adjustments will be necessary."


"Exiting the manufactured housing finance business and focusing resources on our very profitable specialty mortgage and consumer banking businesses is the best strategy for maximizing shareholder value," continued Mr. Johnson. "Going forward, GreenPoint will continue to be well capitalized, and will have a stronger balance sheet with better growth prospects and a more stable earnings outlook.


"Our mortgage business continues to grow, in both volume and share of market, and we are entering 2002 with a record pipeline," Mr. Johnson stated. In addition, we continue to generate high sale margins and exhibit good credit quality. Further, our consumer banking business remains highly profitable and extremely efficient. We experienced solid growth in core accounts, core deposits and fee income during 2001. Overall," Mr. Johnson concluded, "the outlook for 2002 is very positive."


Reflecting the decision to exit the manufactured housing finance business, GreenPoint will take one-time charges totaling $663 million, net of taxes. The activities of GreenPoint Credit for 2001 and future periods will be reported as results from discontinued operations.


KEY ELEMENTS OF ONE-TIME CHARGES (MILLIONS):                     After Tax
                                                                 ---------
o     Adjustment to valuation of retained interests:                ($295)
o     Write-off of remaining goodwill:                              ($241)
o     Balance sheet sales:                                           ($83)
o     Impairment of servicing rights:                                ($41)
o     Restructuring charge and projected results of                   ($3)
      discontinued business:


ESTIMATED NET INCOME
Net income from continuing operations for the fourth quarter of 2001 is expected to range from approximately $1.20 to $1.30 per


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diluted share, and from $4.42 to $4.52 for the full year ended December 31.
Final results for the quarter and the year are expected to be announced as scheduled on January 17, 2002.

When the results of GreenPoint Credit, including the charges associated with exiting the business, are combined with the results from continuing operations, the Company estimates net losses per diluted share ranging from $6.19 - $6.29 and $3.22 - $3.32 for the fourth quarter and full year respectively.


ESTIMATED RESULTS FROM CONTINUING OPERATIONS
GreenPoint had a strong fourth quarter in its continuing operations. GreenPoint Mortgage originated a record $8.5 billion of residential mortgages, up $5 billion from the fourth quarter a year ago, and $1.7 billion from the third quarter. The mortgage pipeline ended the year at a record $7.4 billion.

GreenPoint's consumer banking business continued to show strong fee revenue growth, driven by the sales of annuities and mutual funds, and a 10% increase in core deposits.


ESTIMATES OF KEY 2001 PERFORMANCE MEASURES:     4th Quarter      Full Year
                                                -----------      ---------
EPS from Continuing Operations: (1)             $ 1.25           $ 4.47
Reported EPS: (1)                               $(6.24)          $(3.27)
Mortgage Production:                            $8.5 Billion     $26.4 Billion
ROA from Continuing Operations:                 2.2%             2.2%
      (1)

ROE from Continuing Operations:                 20%              19%
      (1)
Efficiency Ratio: (1)                           36%              35%

 (1) Based on mid-point of estimated ranges



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CAPITAL
As of December 31, 2001, including the $663 million charge, GreenPoint Financial remained well capitalized by all measures of capital strength.


CAPITAL RATIOS                                  9/30/01          12/31/01
                                                -------          --------
(Based on midpoints of estimated ranges)
Leverage Capital                                8.80%            7.30%
Tier One Risk-Based Capital                     9.79%            10.20%
Total Risk-Based Capital                        11.36%           11.80%
Tangible Equity to Tangible Managed Assets      5.60%            5.05%



LIVE BROADCAST OF INVESTOR CONFERENCE CALL
GreenPoint will host an investor conference call and will broadcast the call, including presentation slides, live via the internet. The call will take place at 10:00 a.m. on January 3, 2002, and will be hosted by Thomas S. Johnson, Chairman and Chief Executive Officer and Jeffrey R. Leeds, Executive Vice President and Chief Financial Officer.

For instructions on how to listen to the broadcast, please log on to GreenPoint's web site at www.greenpoint.com and click on the banner at the bottom of the home page. Requirements for access to the internet broadcast are a modem of at least 14.4Kbps and RealPlayer Audio. RealPlayer Audio can be downloaded at no charge from www.real.com/products/player/index.html. Please allow adequate time to be connected to the broadcast.

The broadcast with the investor presentation will be archived on GreenPoint's web site two hours following the completion of the call and can be accessed at any time during the following week at the Investor Relations section of the site.


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GREENPOINT FINANCIAL CORP.

GreenPoint Financial Corp. (NYSE: GPT), www.greenpoint.com, a leading national specialty housing finance company with more than $25 billion in annual loan originations, has two principal businesses. GreenPoint Mortgage is a leading national lender in non-conforming residential mortgages, specializing in "Alternative A" mortgage loans. GreenPoint Bank, a New York State chartered savings bank, is the third largest thrift depository in the Greater New York area with $11 billion in deposits in 74 branches serving more than 400,000 households.


This release contains certain forward-looking statements, which are based on management's current expectations. These forward-looking statements include information concerning possible or assumed future results of operations, trends, financial results and business plans, including those relating to earnings growth; revenue growth; origination volume in the Company's mortgage business; non-interest income levels, including fees from product sales; credit performance on loans made by the Company; tangible capital generation; margins on sales or securitizations of loans; market share; expense levels; and other business operations and strategies. For these statements, GreenPoint claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 to the extent provided by applicable law. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to: risks and uncertainties related to acquisitions, divestitures and terminating business segments, including related integration and restructuring activities; prevailing economic conditions; changes in interest rates, loan demand, real estate values, and competition, which can materially affect origination levels and gain on sale results in the Company's mortgage business; the level of defaults, losses and prepayments on loans made by the Company, whether held in portfolio, sold in the whole loan secondary markets or securitized, which can materially affect required loan loss reserve levels and the Company's periodic valuation of its retained interests from securitizations; changes in accounting principles, policies, and guidelines; adverse changes or conditions in capital or financial markets, which can adversely affect the ability of the Company to sell or securitize loan originations on a timely basis or at prices which are acceptable to the Company; actions by rating agencies and the effects of these actions on the Company's businesses, operations and funding requirements; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services. The forward-looking statements are made as of the date of this release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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